EXHIBIT 10.152





                  INSTRUMENT OF AMENDMENT TO THE
                  CROMPTON & KNOWLES CORPORATION
                  1988 LONG TERM INCENTIVE PLAN


     Pursuant to the power of amendment reserved to the Board of Directors of Crompton Corporation in Section 11 of the Crompton & Knowles Corporation 1998 Long Term Incentive Plan (the "Plan"), the Plan is hereby amended as follows, effective as of January 1, 2001:

1. Section 2(f) of the Plan is hereby amended in its entirety to read as follows:

"(f) "Company" means Crompton Corporation, a corporation organized under the laws of the State of Delaware, or any successor corporation."

2. Section 2(p) of the Plan is hereby amended in its entirety to read as follows:

"(q) "Plan" means the Crompton Corporation 1988 Long Term
Incentive Plan, as set forth herein and as hereafter amended from time to time."

3. The first sentence of Section 3 of the Plan is hereby amended in its entirety to read as follows:

"The Plan shall be administered by the Organization, Compensation and Governance Committee of the Board, or such other committee of the Board, composed of not less than three Disinterested Persons, as shall be designated by the Board from time to time."

4. The second sentence of Section 6(d) of the Plan is hereby amended in its entirety to read as follows:

"Unless otherwise determined by the Committee at any time or from time to time, payment in full or in part may also be made (i) by delivering a duly executed notice of exercise together with irrevocable instructions by the optionee to a broker to deliver promptly to the Company sufficient proceeds from a sale or loan of the shares subject to the Stock Option to pay the purchase price (provided, however, that the amount of any shares sold shall not exceed the amount necessary to satisfy required U.S. federal, state, local and foreign withholding obligations using the minimum statutory rate), or (ii) in the form of unrestricted Stock already owned by the optionee and acquired more than six
(6) months prior to such tender or, in the case of the exercise of a Non-Qualified Stock Option, Restricted Stock subject to an award hereunder (based, in each case, on the Fair Market Value of the Stock on the date the Stock Option is exercised)."